                                                                    Exhibit 11.1

                           Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)


                                                                                   Three Months Ended June 30,
                                                                 ------------------------------------------------------------------
                                                                             1995                                  1994
                                                                 ----------------------------        ------------------------------
                                                                                  Fully                                    Fully
                                                                 Primary         Diluted                Primary           Diluted
                                                                 -------         -------                -------           --------
I.         Shares outstanding, net of treasury                   6,668,646       6,668,646            11,222,646         11,222,646

            Stock issued during the period:
             Options exercised                                         330             330                 5,000              5,000

II.        Weighted equivalent shares:
             Assumed exercise of options and warrants                               43,529               313,203            646,847
             Assumed conversion of debentures                                                            500,000            500,000
                                                                 ---------      ----------           -----------         ----------
III.       Weighted average shares and equivalent
             shares                                              6,668,976       6,712,505            12,040,849         12,374,493
                                                                 =========      ==========           ===========         ==========

IV.        Net income (loss):
            Net income (loss) before adjustment              ($      1,873)    ($    1,873)       $        4,345      $       4,345


            Assumed interest savings, net of tax, "as
            if" the convertible debenture  had  been
            exercised and debt had  been retired
            utilizing proceeds of the exercise of
            options and warrants                                                                             61                 40
                                                                 ---------      ----------           -----------         ----------


             Adjusted net income (loss)                      ($      1,873)    ($    1,873)        $       4,406      $       4,385
                                                                 =========      ==========           ===========         ==========


V.         Net income (loss) per share:                      ($        .28)    ($      .28)        $         .37                .35
                                                                 =========      ==========           ===========         ==========




                                                                    Exhibit 11.1

                           Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)


                                                                                 Nine Months Ended June 30,
                                                            -----------------------------------------------------------------------
                                                                          1995                                 1994
                                                            -----------------------------        ----------------------------------
                                                                              Fully                                       Fully
                                                             Primary         Diluted                 Primary             Diluted
                                                            ----------       ---------              ---------           ---------
I.     Shares outstanding, net of treasury                   7,627,646       7,627,646              7,722,646           7,722,646

        Stock issued during the period:
         Stock, net                                           (919,290)       (919,290)             2,705,150           2,705,150
         Options exercised                                       4,542           4,542                  1,722               1,722

II.    Weighted equivalent shares:
        Assumed exercise of options and warrants                58,944          47,313                415,519             617,014
        Assumed conversion of debenture                         25,650          25,650                500,000             500,000
                                                            ----------     -----------          -------------        ------------

III.   Weighted average shares and equivalent
        shares                                               6,797,492       6,785,861             11,345,037          11,546,532
                                                            ==========     ===========          =============        ============

IV.    Net Income:
        Net Income before adjustment                       $    12,247    $     12,247          $      19,427      $      19,427

        Assumed interest savings, net of tax, "as
        if" the convertible debenture had been
        exercised and debt had been retired
        utilizing proceeds of the exercise of
        options and warrants.                                                                              86                 86
                                                            ----------     -----------          -------------       -------------


         Adjusted net income                                $   12,247     $    12,247          $      19,513      $      19,513
                                                            ==========     ===========          =============        ============

V.     Net income per share                                 $     1.80     $      1.80          $        1.72       $       1.69
                                                            ==========     ===========          =============        ============



